Exhibit 99.1

FIRST WATCH RESTAURANT GROUP, INC. REPORTS PRELIMINARY OPERATIONAL METRICS FOR THE FOURTH QUARTER AND FISCAL YEAR 2024

BRADENTON, Fla. — January 13, 2025 — First Watch Restaurant Group, Inc. (NASDAQ: FWRG) (“First Watch” or the “Company”), the leading Daytime Dining concept serving breakfast, brunch and lunch, today reported certain preliminary operational metrics for the thirteen weeks ended December 29, 2024 (“fourth quarter”) and fiscal year ended December 29, 2024 (“2024”).

“We delivered on our fourth quarter target of 25 new restaurant openings, including 23 Company-owned sites. Furthermore, fourth quarter same restaurant sales and traffic growth were at the upper end of our expected range,” said Chris Tomasso, First Watch CEO and President. “In 2025, we plan to build on our leading position in the Daytime Dining category through a robust real estate pipeline and with our talented team committed to driving our long-term growth strategy.”

Sales and Traffic Highlights

	Fourth Quarter	2024
Same-Restaurant Sales Growth(*)	-0.3%	-0.5%
Same-Restaurant Traffic Growth(*)	-3.0%	-4.0%

*Comparing the thirteen-week periods ended December 29, 2024 and December 31, 2023, and 52 weeks ended December 29, 2024 and December 31, 2023 in order to compare like-for-like periods.

Restaurant Development
During the fourth quarter 2024, there were 25 new system-wide restaurant openings consisting of 23 company-owned restaurants and 2 franchise-owned restaurants. Select new restaurant openings experienced minor delays, which resulted in fewer fourth quarter operating weeks than previously planned.

During 2024, there were 50 system-wide new restaurant openings (43 company-owned and 7 franchise-owned), and two closures.

At December 29, 2024, First Watch had 572 system-wide restaurants, consisting of 489 company-owned restaurants and 83 franchise-owned restaurants across 29 states.

Upcoming Conference Participation

Chris Tomasso, Chief Executive Officer and President, and Mel Hope, Chief Financial Officer, will host a fireside chat on Tuesday, January 14, 2025 at the 27th Annual ICR Conference at the Grande Lakes Orlando. The fireside chat webcast will begin at 10:00 a.m. Eastern Time and will be available at https://investors.firstwatch.com/news-and-events/events. It will also be archived on the site shortly after it has concluded.

The leadership team will also host meetings with institutional investors at the Jefferies Restaurants, Foodservice, Gaming, Lodging and Leisure Summit at the InterContinental Hotel in Boston on Tuesday, January 28, 2025. Interested parties should contact their Jefferies salesperson to request a meeting.

Definitions
The following definitions apply to these terms as used in this release:
Same-restaurant sales growth: the percentage change in year-over-year restaurant sales (excluding gift card breakage) for the comparable restaurant base, which is defined as the number of company-owned First Watch branded restaurants open for 18 months or longer as of the beginning of the fiscal year (“Comparable Restaurant Base”). For the 13 weeks and 52 weeks ended December 29, 2024, there were 344 restaurants in our Comparable Restaurant Base.

Same-restaurant traffic growth: the percentage change in traffic counts as compared to the same period in the prior year using the Comparable Restaurant Base. For the 13 weeks and 52 weeks ended December 29, 2024, there were 344 restaurants in our Comparable Restaurant Base.

System-wide restaurants: the total number of restaurants, including all company-owned and franchise- owned restaurants.

About First Watch

First Watch is the leading Daytime Dining concept serving made-to-order breakfast, brunch and lunch using fresh ingredients. A recipient of hundreds of local “Best Breakfast” and “Best Brunch” accolades, First Watch's chef-driven menu rotates five times a year and includes elevated executions of classic favorites alongside specialties such as its Quinoa Power Bowl, Lemon Ricotta Pancakes, Chickichanga, Morning Meditation fresh juice and signature Million Dollar Bacon. After first appearing on the list in 2022 and 2023, First Watch was named 2024’s #1 Most Loved Workplace® in America by Newsweek and the Best Practice Institute. In 2023, First Watch was named the top restaurant brand in Yelp’s inaugural list of the top 50 most-loved brands in the U.S. In 2022, First Watch was awarded a sought-after MenuMasters honor by Nation's Restaurant News for its seasonal Braised Short Rib Omelet. First Watch operates more than 570 First Watch restaurants in 29 states. For more information, visit www.firstwatch.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to any historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “future,” “intend,” “outlook,” “potential,” “project,” “projection,” “plan,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other similar expressions. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed herein, in our Annual Report on Form 10-K as of and for the year ended December 31, 2023, including under Part I. Item 1A. “Risk Factors” and Part II. Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at https://investors.firstwatch.com/financial-information/sec-filings. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: uncertainty regarding the Russia and Ukraine war, Israel-Hamas war and the related impact on macroeconomic conditions, including inflation, as a result of such conflicts or other related events; our vulnerability to changes in economic conditions and consumer preferences; our inability to successfully open new restaurants or establish new markets; our inability to effectively manage our growth; potential negative impacts on sales at our and our franchisees’ restaurants as a result of our opening new restaurants; a decline in visitors to any of the retail centers, lifestyle centers, or entertainment centers where our restaurants are located; lower than expected same-restaurant sales growth; unsuccessful marketing programs and limited time new offerings; changes in the cost of food; unprofitability or closure of new restaurants or lower than previously experienced performance in existing restaurants; our inability to compete effectively for customers; unsuccessful financial performance of our franchisees; our limited control over our franchisees’ operations; our inability to maintain good relationships with our franchisees; conflicts of interest with our franchisees; the geographic concentration of our system-wide restaurant base in the southeast portion of the United States; damage to our reputation and negative publicity; our inability or failure to recognize, respond to and effectively manage the accelerated impact of social media; our limited number of suppliers and distributors for several of our frequently used ingredients and shortages or disruptions in the supply or delivery of such ingredients; information technology system failures or breaches of our network security; our failure to comply with federal and state laws and regulations relating to privacy, data protection, advertising and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection, advertising and consumer protection; our potential liability with our gift cards under the property laws of some states; our failure to enforce and maintain our trademarks and protect our other intellectual property; litigation with respect to intellectual property assets; our dependence on our executive officers and certain other key employees; our inability to identify, hire, train and retain qualified individuals for our workforce; our failure to obtain or to properly verify the employment eligibility of our employees; our failure to maintain our corporate culture as we grow; unionization activities among our employees; employment and labor law proceedings; labor shortages or increased labor costs or health care costs; risks associated with leasing property subject to long-term and non-cancelable leases; risks related to our sale of alcoholic beverages; costly and complex compliance with federal, state and local laws; changes in accounting principles applicable to us; our vulnerability to natural disasters, unusual weather conditions, pandemic outbreaks, political events, war and terrorism; our inability to secure additional capital to support business growth; our level of indebtedness; failure to comply with covenants under our credit facility; and the interests of our largest stockholder may differ from those of public stockholders.

The forward-looking statements included in this press release are made only as of the date hereof and are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. All information presented herein is based on our fiscal calendar. Unless otherwise stated, references to particular years, quarters, months or periods refer to our fiscal years and the associated quarters, months and periods of those fiscal years.

Investor Relations Contact:
Steven L. Marotta
941-500-1918
investors@firstwatch.com

Media Relations Contact:
Jenni Glester
407-864-5823
jglester@firstwatch.com

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